Exhibit A-5

Western Australia Gas Pipeline

Ownership is 100% unless otherwise specified


Duke Energy Corporation
Duke Capital LLC
PanEnergy Corp
DESI
DEA
DEI
DEG
TEB
32%
68%
DEIAP
DEL
Duke WA Holdings
Duke WA Power
11.843%
Goldfields Gas Pipeline